                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                      UICI
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                      UICI
                          4001 MCEWEN DRIVE, SUITE 200
                              DALLAS, TEXAS 75244
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 1999

     The Annual Meeting of the Stockholders of UICI (the "Company"), a Delaware corporation, will be held at The Renaissance Dallas North Hotel, 4099 Valley View Lane, LBJ at Midway, Dallas, Texas, on Wednesday, May 5, 1999 at 11:00 o'clock a.m., Central Daylight Time, for the following purposes:

          1. To elect seven (7) directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors are chosen and qualified.

          2. To ratify the appointment of Ernst & Young LLP as independent public accountants to audit the accounts of the Company for the fiscal year ending December 31, 1999.

          3. To approve an amendment to the Certificate of Incorporation to increase the authorized shares of Common Stock.

          4. To approve an amendment to the UICI 1987 Amended and Restated Stock Option Plan.

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 12, 1999 as the record date for the meeting. Holders of the Company's Common Stock of record at the close of business on such date will be entitled to notice of and to vote at such meeting or any adjournment thereof. The stock transfer books will not be closed.

     The Company will supply, upon written request and without charge, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. Requests for the report should be directed to Investor Relations, UICI, 4001 McEwen Drive, Suite 200, Dallas, Texas 75244.

                                            By order of the Board of Directors

                                            /s/ ROBERT B. VLACH

                                            ------------------------------------
                                            Robert B. Vlach
                                            Secretary

Date: April 12, 1999

                             ---------------------

                                   IMPORTANT

     UNLESS YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, SIGN AND MAIL THE ENCLOSED PROXY WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL ASSURE A QUORUM AT THE MEETING, SAVING YOUR COMPANY THE EXPENSE OF FURTHER SOLICITATION OF PROXIES.

                                      UICI
                          4001 MCEWEN DRIVE, SUITE 200
                              DALLAS, TEXAS 75244

                             ---------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

     This statement is furnished to the stockholders of UICI (the "Company") in connection with the Board of Directors' solicitation of proxies to be used at the Annual Meeting of Stockholders on May 5, 1999 at The Renaissance Dallas North Hotel, 4099 Valley View Lane, LBJ @ Midway, Dallas, Texas, and at any adjournment thereof. All proxies delivered pursuant to this solicitation are revocable at the option of the person executing the same at any time before the proxy is voted. Proxies in the form enclosed, unless previously revoked, will be voted at the meeting. Where a choice or instruction is specified by the stockholder thereon, the proxy will be voted in accordance with such specification. Where a choice or instruction is not specified by such stockholder, the proxy will be voted as recommended by the Board of Directors.

     The Company's Common Stock trades on the Nasdaq National Market tier of The Nasdaq Stock Market under the symbol: UICI. The Company has applied for listing on the New York Stock Exchange and expects to be listed and trading on such Exchange by the date of the annual meeting under the symbol: UCI. This proxy statement is being mailed on or about April 12, 1999 to stockholders of record at the close of business on March 12, 1999, who are the only stockholders entitled to receive notice of and to vote at the meeting. At March 12, 1999 the Company had outstanding 46,230,941 shares of common stock. Each share of the outstanding common stock is entitled to one vote. A simple majority of the total shares outstanding is required to elect directors and ratify or approve the other items being voted on at this time.

                            1. ELECTION OF DIRECTORS

     The Board of Directors (the "Board") has fixed the number of directors for the ensuing year at seven (7). At the meeting, it is intended that such number of directors will be elected to hold office until the next Annual Meeting of Stockholders and until their respective successors are chosen and qualified. It is intended that the proxies will be voted to elect as directors the nominees listed below. Although the Board does not anticipate that any of such nominees will be unable to serve as a director, in the event of such occurrence, the proxy holders shall have the right to vote for such substitute, if any, as the present Board of Directors may designate.

NOMINEES

     The following table sets forth the name and age of each nominee for director, his principal occupation for the past five years, the year he became a director of the Company, the number of shares of common stock of the Company which he beneficially owned as of March 12, 1999 and the percentage of the outstanding shares of common stock which that number of shares represents.

                                                                               SHARES OF
                                                              YEAR FIRST         COMMON
                                                               ELECTED     STOCK BENEFICIALLY   PERCENT
NOMINEE, PRINCIPAL OCCUPATION, AGE AND DIRECTORSHIPS           DIRECTOR      OWNED 3/12/99      OF CLASS
----------------------------------------------------          ----------   ------------------   --------
Ronald L. Jensen has served as Chairman of the Board of
  Directors and its predecessor Company since December 1983.
  Mr. Jensen served as President and Chief Executive Officer
  ("CEO") of the Company from September 1997 to January
  1999, and in 1993 and 1994. Mr. Jensen is a member of the
  Executive Committee of the Board of Directors. Mr. Jensen
  has served as a Director and President of Special
  Investment Risks, Inc. ("SIR") and its predecessor company
  United Group Association, Inc. ("UGA") since 1984. Mr.
  Jensen has been a Director of Excell Global Services, Inc.
  ("Excell") since January 1998 and owns a controlling
  interest. Mr. Jensen and his five adult children own an
  interest in Avtel Communications, Inc. ("AVTEL"). The
  AVTEL stock owned by Mr. Jensen and three of his adult
  children is in an irrevocable voting trust. Age: 68.......     1983          8,258,986(1)       17.9%
Richard J. Estell has served as Executive Vice President and
  Director of the Company since 1989. He is a member of the
  Executive, Investment and Audit Committees of the Board of
  Directors. Mr. Estell has served as Chairman of the Board
  for Mid-West National Life Insurance Company of Tennessee
  ("Mid-West") and The MEGA Life and Health Insurance
  Company ("MEGA") and as President of MEGA since 1989. He
  has served as Chairman of the Board of The Chesapeake Life
  Insurance Company ("Chesapeake") since 1991. He has also
  served as a Director and President of National Managers
  Life Insurance Company, Inc. ("National Managers") since
  1992. He has served as a Director of Fidelity First
  Insurance Company ("Fidelity") since 1997. Mr. Estell has
  served as a Director of Insurdata Incorporated since July
  1998. Age: 53.............................................     1989            110,188(2)(3)      (4)
Richard T. Mockler has served as a Director of the Company
  since 1991. Mr. Mockler is a member of the Audit and Stock
  Option Committees of the Board of Directors Mr. Mockler
  retired as a partner with Ernst & Young, LLP, CPAs, in
  1989, after 27 years of service. He has served as a member of the Board of Directors of Georgetown Rail Equipment
  Company since 1994 and as Treasurer since October 1996.
  Mr. Mockler served as a Director of Snead Research Labs
  from 1995 until January 1998 and as Treasurer from October
  1996 until January 1998. Age: 61..........................     1991              9,840            (4)

                                                                               SHARES OF
                                                              YEAR FIRST         COMMON
                                                               ELECTED     STOCK BENEFICIALLY   PERCENT
NOMINEE, PRINCIPAL OCCUPATION, AGE AND DIRECTORSHIPS           DIRECTOR      OWNED 3/12/99      OF CLASS
----------------------------------------------------          ----------   ------------------   --------
Gregory T. Mutz has served as a Director, President and CEO
  of the Company since January 1999 and is a member of the
  Executive Committee of the Board of Directors of the
  Company. He has served as Chairman of the Board of Amli
  Realty Co. since 1980, as Chairman of the Board of
  Trustees of Amli Residential Properties Trust since 1994,
  and as Chairman of Amli Commercial Properties Trust since
  1997. Mr. Mutz also has served as Chairman of the Board of
  Excell since 1997. He has been a Director of the National
  Multifamily Housing Council since 1995 and a Director of
  Alleghany/Chicago Trust since 1996. Mr. Mutz also served
  as a Director of Baldwin & Lyons from 1978 until 1997 and
  as a Director of AVTEL from 1997 until 1998. Age: 53......     1999          1,084,972(5)        2.3%
Patrick J. Mclaughlin has been Managing Director of Emerald
  Capital Group, Ltd. since April 1993. He has served as a
  Director of Universal American since January 1995. Age:
  41........................................................       --              4,000            (4)
Stuart Bilton has been President and CEO of Chicago Trust
  Company since 1994. He also has served as President of
  Alleghany Asset Management since January 1997 and as a
  Director since 1994. Mr. Bilton has served as a Director
  of Baldwin & Lyons, Inc. since 1987 and as Chairman of
  Alleghany Funds since 1993. Age: 52.......................       --                 --            --
George H. Lane, III has served as CEO of Lane Co. since June
  1988. Mr. Lane also serves as a Trustee of Westminster
  Schools, Atlanta, Georgia Age: 50.........................       --                 --            --

---------------

(1) Includes 4,100,000 shares owned by Mr. Jensen's spouse. Does not include shares owned directly or indirectly by Mr. Jensen's five adult children, or shares owned by the R.L. Jensen Foundation Charitable Trust as to which Mr. Jensen disclaims beneficial ownership. Mr. Jensen's adult children directly own in the aggregate approximately 5.7% of the outstanding common stock. Mr. Jensen's adult children are also the stockholders of Onward and Upward, Inc., which owns approximately 6.6% of the outstanding common stock.

(2) Includes shares of common stock held as of March 12, 1999 by the Trustees under the Company's Employee Stock Ownership and Savings Plan. (The shares held under the Plan purchased with contributions made by the Company are subject to the vesting requirements of the Plan.)

(3) Includes 10,890 options under the Company's 1998 Employee Stock Option Plan.

(4) Owns less than 1% of the outstanding common stock.

(5) Includes 41,995 shares owned by a partnership in which Mr. Mutz has a 33.3% ownership interest; 7,427 shares owned as custodian for his minor children, 164 shares held in IRAs for two of his minor children, 200 shares owned as custodian for his minor stepchildren, and 131,220 shares owned by several family trusts in which Mr. Mutz serves either as the Trustee or the Investment Advisor, and in which Mr. Mutz is a beneficiary. Also includes 20,937 options under the Company's 1996 Special Stock Option Plan, 12,000 options under the Company's 1998 Employee Stock Option Plan, and 200,000 options under the Company's 1987 Amended and Restated Stock Option Plan.

(6) Includes 23,826 options under the Company's 1998 Employee Stock Option Plan.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth the name and address of each person known by management to own beneficially five percent or more of the Company's common stock as of March 12, 1999, the number of shares beneficially owned by such person and the percent of the class so owned and the amount of common stock beneficially owned by all directors and officers as a group and the percent of the class so owned.

                                                             AMOUNT
                                                          BENEFICIALLY                 PERCENT
TITLE OF CLASS               NAME & ADDRESS                  OWNED                     OF CLASS
--------------               --------------               ------------                 --------
Common Stock    Ronald L. Jensen                           8,258,986(1)                 17.9%
                4001 McEwen Dr., Suite 200
                Dallas, TX 75244
Common Stock    President and Fellows of Harvard College   6,005,000                    13.0%
                c/o Harvard Management Co.
                600 Atlantic Avenue
                Boston, MA 02210
Common Stock    FMR Corp                                   3,611,500                     7.8%
                82 Devonshire Street
                Boston, MA 02109-3614
Common Stock    Onward and Upward, Inc                     3,069,217                     6.6%
                2121 Precinct Line Road
                Hurst, TX 76054
Common Stock..  All officers and directors as a group      9,944,000(1)(2)(3)(5)(6)     21.5%
                (10 individuals)

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, executive and certain officers, and any persons holding more than ten percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission (the "Commission") and, in the Company's case, the National Association of Securities Dealers, Inc. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during 1998. All of these filing requirements were satisfied by the Company's directors, officers and ten percent holders. In making this statement, the Company has relied on the written representations of its incumbent directors, officers and ten percent holders and copies of the reports filed with the Commission.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During the fiscal year ended December 31, 1998, the Board of Directors of the Company met eight times and took action on other occasions by unanimous consent of its members.

     The Audit Committee consists of three directors: namely, Richard J. Estell,
J. Michael Jaynes and Richard T. Mockler. The Committee held two meetings during 1998. The Audit Committee recommends engagement of the independent auditors, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors' report, reviews the activities and recommendations of the Company's internal financial and accounting staff, considers comments made by the independent auditors with respect to the Company's internal control structure, and reviews internal accounting procedures and controls with the Company's financial and accounting staff.

     The Executive Committee consists of four directors: namely, Ronald L. Jensen, Gregory T. Mutz, Richard J. Estell and Vernon R. Woelke. The Committee met one time during 1998 and took action on numerous occasions by unanimous consent of its members. The Executive Committee has all of the authority of the full Board of Directors in the management of the business and affairs of the Company.

     The Investment Committee consists of three directors: namely, Richard J. Estell, Vernon R. Woelke and Charles T. Prater, and two non-director members, Mark D. Hauptman and Warren B. Idsal. The Committee met four times during 1998. The Investment Committee oversees the Company's investments.

     The Stock Option Plan Committee met twice during 1998 and took action on other occasions by unanimous written consent of its members. Gary L. Friedman has been a committee member since the last annual meeting and Richard T. Mockler has been a committee member since January 1999. The Committee administers the various Stock Option Plans of the Company.

     The Company does not have a Nominating Committee. Board of Director nominees are proposed by existing Board members and Company management.

COMPENSATION OF DIRECTORS

     The directors of the Company are entitled to receive compensation for each Board meeting and each Committee meeting attended. During 1998, Richard T. Mockler received $1,500 for each Board meeting attended and $750 for each Committee meeting attended as compensation for his services.

     Beginning May 5, 1999, the outside directors of the Company will receive an annual retainer of $3,000, plus $3,000 for each Board meeting attended. The outside directors may elect to receive UICI stock, in whole or in part, in lieu of cash, at a 15% discount to the market price. Each outside director must elect either the stock or the cash option at the Board meeting following the annual meeting of the shareholders. Any shares received by the director under this stock purchase incentive program must be held for a period of two years.

     Also beginning May 5, 1999, each outside director is entitled to participate in an incentive compensation program and may select one of two programs. Each participating outside director may purchase up to $50,000 worth of UICI stock at a 15% discount and receive an option to purchase a like number of UICI shares at market value. Alternatively, each outside director may purchase up to $50,000 worth of UICI stock at full market price by paying $3.00 per share in cash and executing a five-year note in favor of the Company for the balance of the purchase price, with interest thereon equal to the greater of the Applicable Federal Rate or 5% per annum, payable quarterly. In addition, each outside director will receive an option to purchase a like number of UICI shares at market value. Any options granted under this program will be governed by the UICI 1987 Amended and Restated Stock Option Plan.

EXECUTIVE COMPENSATION

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors is not directly involved in the executive compensation policies of the Company. Mr. Jensen performs the duties of the compensation committee and informs the Board of Directors of the proposed compensation for the executive officers of the Company. The factors considered by Mr. Jensen include the individual's contribution to the long-term financial goals of the Company, his perception of the individual's potential to contribute to the future of the Company, planned or actual changes in functional responsibility, and other factors which he considers important.

                                                           Submitted by the Company's Board of
                                                           Directors:

                                                           Ronald L. Jensen         Gary L. Friedman
                                                           Richard J. Estell        J. Michael Jaynes
                                                           Richard T. Mockler       Vernon R. Woelke
                                                           Gregory T. Mutz          Charles T. Prater

     The table below discloses compensation information for the CEO and the four other most highly compensated executive officers for services rendered in all capacities during the fiscal years ended December 31, 1998, 1997, and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                       COMPENSATION AWARDS
                                                                    -------------------------
                                             ANNUAL COMPENSATION     RESTRICTED    SECURITIES    ALL OTHER
                                             --------------------   STOCK AWARDS   UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR   SALARY($)   BONUS($)      (a)($)       OPTIONS      (b)(d)($)
---------------------------           ----   ---------   --------   ------------   ----------   ------------
Ronald L. Jensen,                     1998          1         --         --              --            --
President and CEO                     1997          1         --         --              --            --
and Director(c)                       1996          1         --         --              --            --
Richard J. Estell,                    1998    300,962    161,533         --          10,890        11,600
Executive Vice                        1997    223,078    273,001         --              --        12,012
President and Director                1996    200,000    516,838         --              --         9,000
Charles T. Prater,                    1998    148,385    105,594         --           6,000        11,600
Vice President and                    1997    119,995    199,323         --              --         8,788
Director                              1996    119,995    109,971         --              --         8,111
Warren B. Idsal,                      1998    138,923         --         --           4,592         6,126
Vice President and                    1997         --         --         --              --            --
Chief Financial Officer(e)            1996         --         --         --              --            --
Robert B. Vlach,                      1998    132,923     20,594         --           5,034        10,837
Vice President, Secretary             1997    120,769     10,443         --              --         9,873
and General Counsel                   1996    115,000     24,970         --              --         8,309

---------------

(a) This column shows the market value of restricted stock issued on date of grant less amount paid, if any, by the individuals listed in the table. Dividends are paid, if any, to holders with respect to restricted stock at the same rate paid to all stockholders. The aggregate holdings/value of restricted stock, less amount paid, if any, on December 31, 1998 by the individuals listed in this table, are: Charles T. Prater, 6,400 shares/$220,800.

(b) Includes Company contributions to its Employee Stock Ownership and Savings Plan.

(c) Ronald L. Jensen resigned his positions as President and CEO effective January 28, 1999. Mr. Mutz was elected to these positions effective January 28, 1999 to fill the vacancies created by Mr. Jensen's resignation.

(d) Includes funds contributed by the Company into its Medical Savings Account Health Insurance Plan.

(e) Warren B. Idsal joined the Company effective March 1, 1998 and the salary shown in the compensation table is for the period he was employed.

1998 STOCK OPTIONS

     The following table summarizes options granted to the named executive officers during 1998, along with the present value of such options on the date they were granted, calculated as described in the footnote to the table.

                                                   PERCENT OF
                                    NUMBER OF        TOTAL
                                    SECURITIES      OPTIONS       EXERCISE
                                    UNDERLYING      GRANTED       OF BASE                  GRANT DATE
                                     OPTIONS      TO EMPLOYEES     PRICE     EXPIRATION      PRESENT
NAME                                GRANTED(#)   IN FISCAL YEAR    ($/SH)       DATE      VALUE(1,2)($)
----                                ----------   --------------   --------   ----------   -------------
Gregory T. Mutz...................    12,000          0.1%         15.00     08/15/2002        70,440
                                     200,000          2.4%         19.50     12/03/2003     1,748,000
Richard J. Estell.................    10,890          0.1%         15.00     08/15/2002        63,924
Charles T. Prater.................     6,000          0.1%         15.00     08/15/2002        35,220
Warren B. Idsal...................     4,592          0.1%         15.00     08/15/2002        26,955
Robert B. Vlach...................     5,034          0.1%         15.00     08/15/2002        29,550

---------------

(1) Based on the Black-Scholes option valuation model with the $15.00 option price. The key input variables used in valuing the options were: risk free interest rate, 5.19%; dividend yield, 0.00%; stock price volatility, 0.377; option term, four years. The volatility variable reflected weekly stock price trading data from August 19, 1994 through August 14, 1998. An adjustment was made for the risk of forfeiture during the vesting period. The actual value, if any, that a grantee may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model.

(2) Based on the Black-Scholes option valuation model with the $19.50 option price. The key input variables used in valuing the options were: risk free interest rate, 5.19%; dividend yield, 0.00%; stock price volatility, 0.427; option term, five years. The volatility variable reflected weekly stock price trading data from December 2, 1994 through December 4, 1998. An adjustment was made for the risk of forfeiture during the vesting period. The actual value, if any, that a grantee may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model.

     The following table summarizes for each of the named executive officers the total number of unexercised stock options held at December 31,1998, and the aggregate dollar value of in-the-money, unexercised stock options held at December 31,1998.

                       AGGREGATED STOCK OPTION EXERCISES
                          IN 1998 AND YEAR-END VALUES

                                                        NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                          STOCK OPTIONS AT             IN-THE-MONEY STOCK
                           SHARES                            YEAR END(#)            OPTIONS AT YEAR END($)(A)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                     EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   -----------   -----------   -------------   -----------   -------------
Gregory T. Mutz........      --            --          20,937         212,000        252,710       2,014,000
Richard J. Estell......      --            --                          10,890             --         103,455
Charles T. Prater......      --            --                           6,000             --          57,000
Warren B. Idsal........      --            --                           4,592             --          43,624
Robert B. Vlach........      --            --                           5,034             --          47,823

---------------

(a)  The closing stock price at December 31, 1998 was $24.50.

     The graph below demonstrates a comparison of Cumulative Total Returns for the Company as compared with the Nasdaq Stock Market Index and the Nasdaq Insurance Stock Index.

                                                                                           Nasdaq
               Measurement Period                                     Nasdaq Stock       Insurance
             (Fiscal Year Covered)                      UICI          Market Index      Stocks Index
1993                                                           100               100               100
1994                                                           133                98                94
1995                                                           296               138               134
1996                                                           510               170               152
1997                                                           547               209               224
1998                                                           384               293               199

  ASSUMES $100 INVESTED ON DECEMBER 31, 1993 IN UICI COMMON STOCK, THE NASDAQ
           STOCK MARKET INDEX, AND THE NASDAQ INSURANCE STOCK INDEX.

EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN

     The Company has an Employee Stock Ownership and Savings Plan which permits the Company to make contributions on behalf of eligible employees either in the form of Shares of the Company or in cash which is invested in such Shares, thereby increasing the employees' ownership in the Company. Shares contributed to the Plan or purchased with the Company's contributions are allocated to the participant's account on a monthly basis and forfeitures are allocated to employees who are participants on the last day of the Plan Year based upon the ratio of each participant's annual credited compensation (up to $40,000) to the total annual credited compensation of all participants entitled to share in such contributions for such Plan Year. Each participant's vested interest in the Plan is at all times nonforfeitable and is distributable only upon hardship withdrawal, death, or termination of employment.

EMPLOYEE STOCK OPTION PLAN

     UICI has a stock option plan which provides options on 1,600,000 shares of Common Stock for granting to officers, key employees and certain eligible non-employees at fair market value at the date of grant. Under this plan, in December 1998, the Company issued 200,000 options at an option price of $19.50 to Mr. Mutz.

     In connection with the acquisition of Amli Realty Co. ("ARC") in November 1996, the Company established the 1996 Special Stock Option Plan. At December 31, 1998, the total number of options outstanding under the plan was 60,591.

     In August 1998, the Company granted agents and employees of the Company 8.1 million stock options at an exercise price of $15. The options vest 20% each year beginning August 15, 1999 through August 15, 2001, and 40% on August 15, 2002. All options that are not vested when an agent or employee leaves the Company will be forfeited. At December 31, 1998 the total number of options outstanding under the plan was 5.9 million.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The primary purpose for establishing the Company was to provide a vehicle for agents and employees to accumulate wealth through ownership of the Company they help build. The first step to accomplish this goal was the establishment of a coinsurance agreement between AEGON and the Company to coinsure business written by United Group Association, Inc. ("UGA"), which is owned by Ronald L. Jensen, the founder and Chairman of the Board of the Company. UGA had previously entered into a general agency contract with AEGON under which it received commissions from AEGON and under which it had the right to coinsure a portion of the insurance policies it sold. The Company has had numerous other transactions with Mr. Jensen, UGA, and other companies owned or partially owned by Mr. Jensen, hereinafter collectively referred to as "RJ".

     The Company has also had transactions with the five adult children of Mr. Jensen and companies they own, primarily Onward and Upward, Inc., hereinafter collectively referred to as "Onward".

     From the Company's inception through 1996, RJ sold health insurance policies that were issued by AEGON and coinsured by the Company or issued directly by the Company. The commissions paid to RJ on the policies issued by AEGON were based on commission rates negotiated and agreed to by AEGON and RJ. The Company expenses its proportionate share of these commissions. The commission rates on the policies issued directly by the Company are similar to the rates on the coinsured policies. RJ received insurance commissions of $20.9 million on the coinsured policies and $4.7 million on the direct policies in 1998.

     During 1995, the Company and RJ entered into an agreement whereby the Company receives a 20% interest in the profits or losses relating to certain lead activities of RJ. The Company had profits of $600,000 in 1998 on these activities.

     During 1993, the Company entered into an agreement with RJ to participate in an interest in a company which has developed a paperless claims system. The Company has written off its investment of $6.1 million over the past four years. In 1998, the Company did not participate in any additional investments in the paperless claims system.

     During 1998, the Company sold its interest in two subsidiaries to RJ for a price equal to the net book value of the tangible assets totaling $5.4 million. During 1998, while it was still owned by the Company, RJ loaned one of the subsidiaries $100,000 which was used for operations.

     In November 1994, the Company extended a $10.0 million line of credit to RJ. The terms of the line of credit were renegotiated in 1997 so that additional collateral was added and the interest rate decreased to prime from prime plus four percent (4%), maturing December 31, 1998 instead of September 30, 1998. The line of credit was collateralized by certain common stock. RJ repaid $2.5 million in 1997 and the remaining balance of $7.5 million in May of 1998.

     The Company acquired a 15.9% interest in its subsidiary, The Chesapeake Life Insurance Company, from Onward for a price of $4.5 million. The purchase price was based on a predetermined formula which approximated GAAP book value. Onward is a minority interest owner in one other subsidiary of the Company in which Onward has granted the Company a right of first refusal to purchase the interest at a predetermined formula price. Onward also has the right to require the Company to purchase its ownership interest at the same formula price.

     In 1998, the Company acquired a 90% interest in an entity owned by Onward for a total price of $236,000, which approximated the net book value of the assets as of the purchase date.

     Prior to July 1, 1998, Onward generated sales leads for the agents of the Company. Prior to January 1, 1997 these leads were provided by RJ. The Company paid $7.5 million for the leads in 1998. In 1998, the Company purchased the assets of the company that generated the sales leads for a purchase price of $2.8 million.

     RJ and Onward own an interest in AVTEL, a telephone company. The Company paid $2.4 million to AVTEL for long distance telephone services rendered in 1998 and received a reimbursement payment of $114,000 in connection with such services.

     In 1995, RJ acquired a bank in South Dakota ("Richland") which was utilized by the Credit Services Division of the Company to issue credit cards prior to the formation of United Credit National Bank, a credit card bank wholly owned by the Company. During 1998, the Credit Services Division paid $176,000 and received $585,000 from Richland for services performed in connection with processing credit cards and also borrowed $666,000 from Richland at interest rates ranging from 9.0% to 9.25%, of which $497,000 was outstanding at December 31, 1998. The proceeds were used for equipment purchases.

     During 1998, Richland also originated student loans for Educational Finance Group, Inc. ("EFG") and received an origination fee as lender. Richland originated $21.6 million in student loans in 1998 and received $66,960 in origination fees. During 1998, Richland sold $20.7 million of loans to EFG at no gain.

     Onward owns interests in various entities that provide printing, audio visual, or processing services. The Company paid $875,000 in 1998 and received $716,000 reimbursement for certain expenses from such entities.

     The Company provides data processing services and certain administrative services to a company owned by RJ that administers claims. The Company received fees of $9.2 million in 1998 and paid $68,700 for certain processing services performed by this claims administrator. During 1998, the Company loaned $910,000 to this company and was repaid in 1998 with interest at prime plus two.

     In January 1999, Gregory T. Mutz was elected President and Chief Executive Officer of the Company. Mr. Mutz will continue to serve as Chairman of the Board of AMLI Residential Properties Trust, a REIT traded on the NYSE ("AML"). The Company has a 12% interest in AML. As Chairman of the Board of AML, Mr. Mutz received certain compensation and has various options and deferred compensation programs in which he is a participant, all of which are set out in the AML proxy statement. In addition, as of December 31, 1998, AML had loaned Mr. Mutz $2.1 million on a recourse and secured basis, to purchase 85,345 shares of AML. Mr. Mutz is also Chairman of the Board of AMLI Commercial Properties Trust ("ACPT"), a private REIT in which the Company has a 20% interest. Mr. Mutz owns stock, directly and indirectly in ("ACPT"), and owes ACPT $200,000 which was used to purchase stock in ACPT. At December 31, 1998, Mr. Mutz owed the Company and a subsidiary $3.7 million. The highest amount owed during 1998 was $4.0 million. The funds were used to purchase shares in the Company and a subsidiary. The amount outstanding at March 12, 1999 was $3.3 million, bears interest at the rate of 5% per annum, payable quarterly, has a 6 year term, and is full recourse and secured by 200,000 shares of UICI stock.

     The Company receives investment management services from external professionals. Patrick J. McLaughlin, managing director of Emerald Capital Group, Ltd., and Stuart Bilton, President and CEO of Chicago Trust Company, are being nominated as directors for the Company. Emerald Capital Group, Ltd. and Chicago Trust Company received fees of $373,400 and $127,100, respectively, in 1998 for such services.

     In 1996, the Company invested $4 million in exchange for a 100% Class A and a 40% Class B membership interest in Cash Delivery Systems, LLC ("CDS"), formerly known as Sun Network Technologies ("SNT"). The remaining 60% Class B membership interest was owned by Sun Communications, Inc. ("Sun"). At the time of the Company's investment, CDS was in the business of owning and placing automated teller machines ("ATMs") and processing ATM transactions. In connection with the Company's investment in CDS, RJ executed an agreement in which RJ agreed to indemnify the Company for any loss or reduction in value of the Company's Class A membership contribution and granted an option to the Company to put the Class A membership interest to RJ for $4 million. CDS and RJ then invested $80,000 and $20,000 in Sun Tech Processing Systems, LLC ("STP") in exchange for an 80% and 20% membership interest, respectively. In addition, RJ agreed to enter into an agreement to loan up to $6 million to STP, secured by all property acquired with the funds loaned.

     Effective December 31, 1996, the Company contemporaneously completed several transactions involving the Company, RJ, Sun, CDS and STP. First, CDS and RJ withdrew their membership contributions from

STP and the debt agreement was canceled. Second, the Company and Sun were issued new Class B membership interests in STP of 80% and 20%, respectively. Third, the Company invested an additional $2 million in STP in exchange for a 100% Class A membership interest. Fourth, CDS transferred its ATM transaction processing business to STP as agreed to by all parties to the agreement. Fifth, the Company sold its entire Class A and Class B membership interests in CDS to RJ for $854,000 as agreed to by all parties to the agreement, which represented the net book value of CDS before the transfer of the ATM transaction processing business to STP. In addition, RJ agreed to return to the Company any return on investment of the Class A membership interest in CDS in excess of $854,000 that he would receive, after repayment of his loans to CDS.

     The transactions described above are governed by an agreement by and among the Company, RJ, Sun, CDS and STP dated in March 1997 (the "March 1997 Agreement"), which provides that (i) there will be no distributions to Class B members of STP or CDS until all Class A preferred interests in both STP and CDS have been paid or redeemed in full and (ii) should funds be available to any parties from either STP or CDS, such funds will be loaned to the other company until the preferred interests are retired. The Regulations of both STP and CDS further require the payment of all outstanding debt before any members receive a distribution upon liquidation. In connection with the above transactions, RJ made secured and unsecured loans of approximately $12 million to CDS. After the sale of CDS's ATMs and use of the proceeds to repay these loans in part, approximately $6.2 million of RJ's loans to CDS remained outstanding as of December 31, 1998. These loans bear interest at an annual rate of 2.5% plus the prime rate, payable monthly, and have a maturity date of July 1, 2001.

     In February 1998, the assets of STP were sold to an unrelated party for $17.5 million and the Company has recognized, in 1998, a gain in the total amount of $9.7 million. Consistent with its understanding of the March 1997 Agreement, the Company recorded a gain of $2.3 million in the first quarter of 1998, representing the distribution due to its Class A and Class B interests in STP after funds were advanced to CDS to retire RJ's debt and redeem his Class A interest in CDS. In April 1998, Sun filed certain claims in District Court in Dallas County, Texas concerning the distribution of the proceeds from the sale of the assets. The core issue was whether the provisions of the March 1997 Agreement would require that STP make a loan or advance to CDS out of the proceeds of the sale so that CDS could repay the loans made by RJ to CDS and could redeem RJ's Class A preferred membership interest in CDS. A liquidator was appointed to rule on the proper distribution based upon the interpretation of the March 1997 Agreement among the Company, RJ and the minority shareholder. The liquidator ruled that the proceeds should be distributed differently than had previously been determined by the Company in the first quarter of 1998.

     The net effect of any loan or advance to CDS would be to reduce the funds available for STP to distribute to the Company and Sun. In order to eliminate any possible conflict between the Company and RJ, the Company and RJ reached an agreement effective June 30, 1998 in which RJ agreed to decrease the amount of his proceeds from the sale of the assets of STP, and increase the amount of the Company's proceeds, by an amount equal to the shortfall, if any, between the amount that would be awarded to the Company based on Sun's reading of the March 1997 Agreement and the amount awarded to the Company in the final outcome of the litigation.

     The District Court ruled in December 1998 that, as a matter of law, the March 1997 Agreement should be read in the manner urged by Sun and consistent with the liquidator's previous ruling and entered the judgment directing distribution of the proceeds in the manner urged by Sun which included an additional $1.7 million in attorney's fees which could be increased to $2.1 million under certain circumstances. RJ has filed a notice of appeal in his personal capacity as a party to the agreement but has not determined whether or how he will proceed with that appeal. The Company has filed a notice of appeal and is considering whether to raise as issues the amount of attorney's fees to be paid to Sun and other issues ruled on by the court. However, the Company does not intend to directly appeal the District Court's ruling with regard to the distribution of the proceeds. The Company believes it is probable that the outcome of the appeal and or potential settlement, if any, will not materially affect the distribution of the proceeds to the Company as contained in the final judgment of the District Court.

                   2. RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors reappointed the firm of Ernst & Young LLP as the Company's independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1999. In recommending ratification by the stockholders of the appointment of Ernst & Young LLP, the Board of Directors has satisfied itself as to that firm's professional competence and standing. Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting.

     THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THE STOCKHOLDERS VOTE "FOR" THIS RATIFICATION.

               3. PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

     The Company's Certificate of Incorporation presently authorizes the issuance of 50,000,000 shares of Common Stock, $0.01 par value and 10,000,000 shares of Preferred Stock, $0.01 par value. As of March 12, 1999, 46,230,941 shares of Common Stock were issued and outstanding. As of December 31, 1998, the Company had outstanding options of 6,187,550. There are no shares of Preferred Stock outstanding.

     Because of the limited number of shares of Common Stock remaining to be issued, on February 10, 1999, the Board of Directors declared it advisable that the Certificate of Incorporation of the Company be amended, subject to approval by the stockholders, to increase the authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares. If a majority of the Stockholders vote in favor of the increase in the authorized shares of Common Stock, the first paragraph of Article Four of the Certificate of Incorporation will be amended to read as follows:

                                      "ARTICLE IV

          "The Company is authorized to issue two classes of stock to be designated, respectively, 'Common Stock' and 'Preferred Stock.' The total number of shares which the Company is authorized to issue is One Hundred Ten Million (110,000,000), consisting of One Hundred Million (100,000,000) shares of Common Stock with a par value of One Cent ($0.01) per share and Ten Million (10,000,000) shares of Preferred Stock with a par value of One Cent ($0.01) per share."

     The Board of Directors' resolutions proposing the amendment to Article Four of the Certificate of Incorporation authorize the Board of Directors to abandon the proposed amendment at any time prior to filing of the Certificate of Amendment with the State of Delaware, notwithstanding the adoption of the proposed amendment by the stockholders. The Board of Directors does not presently foresee any circumstances that would cause the Board to abandon the proposed amendment to Article Four of the Certificate of Incorporation.

     The Board of Directors believes it is desirable to have the additional shares of Common Stock that would be authorized by the proposed amendment available for issuance in connection with possible future financing transactions, acquisitions of other companies or business properties, stock dividends or stock splits, employee benefit plans and proper corporate purposes. Having such additional authorized shares available will give the Company greater flexibility by permitting such shares to be issued without the expense and delay of a special meeting of stockholders. Such a delay might deprive the Company of the flexibility the Board views as important in facilitating the effective use of the Company's shares. The Board does not have any current plans to issue any of the additional shares for the purpose of a merger, consolidation, acquisition or for any similar matters.

     The additional shares of Common Stock would become part of the existing class of Common Stock, and the additional shares, when issued, would have the same rights and privileges as the shares of Common Stock now issued. The holders of the Common Stock do not presently have pre-emptive rights to subscribe for any of the Company's securities and will not have any such rights to subscribe for the additional Common Stock proposed to be authorized.

     The affirmative vote of a majority of the outstanding shares of Common Stock is needed to approve the proposed amendment to the Company's Certificate of Incorporation.

     THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE "FOR" ADOPTION OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED COMMON STOCK AS DESCRIBED ABOVE, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                     4. PROPOSAL TO AMEND STOCK OPTION PLAN

     On March 16, 1999, the Board of Directors, upon recommendation of the Stock Option Committee, voted to amend the Company's 1987 Amended and Restated Stock Option Plan (the Plan) to set a maximum number of options which may be granted to an optionee; to provide for accelerated exercisability in the event of any change in control; and to extend the time for exercise of options in the event of permanent disability or death from the earlier of the expiration date of the options or 90 days after the event to within 365 days after the event. The amendment also decreased the number of members of the Stock Option Committee from three or more to two or more, specifically requiring that such Committee members be "outside directors" as that term is defined in Treasury Regulation
Section 1.162-27, and "disinterested persons" as defined in SEC Rule 16b-3(c)(2)(i), whichever is more stringent.

     The amendment to the Plan by its terms is subject to approval by the Company's stockholders. A copy of the Plan as amended is attached hereto, and incorporated into, this proxy statement.

     THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE "FOR" THIS
PROPOSAL.

                                5. OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. However, if any matter not known is presented at the meeting, it is the intention of the persons named in the accompanying form of proxy to vote with respect to any such matters in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders to be held in 2000 must be received by the Company no later than January 5, 2000 for inclusion in the Company's Proxy Statement and form of proxy relating to that Annual Meeting.

                            EXPENSES OF SOLICITATION

     The Company will bear the cost of solicitation of proxies. The solicitation of proxies by mail may be followed by telephoning or other personal solicitation of certain stockholders and brokers by some officers or other employees of the Company. The Company will request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their reasonable expenses in so doing.

                                            By Order of the Board of Directors

                                            /s/ ROBERT B. VLACH
                                            ------------------------------------
                                            Robert B. Vlach, Secretary

Date: April 12, 1999
                             ---------------------

     IT IS URGED THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY.

                                      UICI

                              RESTATED AND AMENDED
                             1987 STOCK OPTION PLAN
                                (NON-QUALIFIED)

1. PURPOSE OF PLAN

     The purpose of the UICI 1987 Stock Option Plan originally established the 3rd day of December, 1987, as amended and restated the 28th day of January, 1989, as further amended and restated the 28th day of February, 1991, and as further amended and restated the 16th day of March, 1999 (the "Plan"), is (a) to aid UICI (the "Company") in securing and retaining individuals of outstanding ability, including key personnel who are or may be employed by the Company or its subsidiaries, non-employee Directors of the Company or its subsidiaries, and non-employee individuals who contribute to the success and growth of the Company by the performance of past, present or future services to the Company and/or its subsidiaries; and (b) to provide additional motivation to such persons to exert their best efforts on behalf of the Company. The Company expects that it will benefit from the added interest which such persons will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's Common Stock.

2. STOCK SUBJECT TO THE PLAN

     The total number of shares of Common Stock of the Company as of March 16, 1999 for which options are to be granted under the Plan is four million (4,000,000) shares, which may consist, in whole or in part, of unissued shares or treasury shares. Any option granted hereunder, or portion thereof, shall be forfeited to the extent that it fails by its terms to become exercisable or is not otherwise exercised before its expiration. If a participant forfeits options under the terms of the Plan, then the shares reserved for such forfeited options shall revert to the Plan and be available to be issued again.

3. ADMINISTRATION

     The Stock Option Committee appointed by the Board of Directors of the Company (the "Committee") shall have two or more members selected from time to time by the Board of Directors, all of whom shall be "outside directors" as that term is defined in Treasury Regulation Section 1.162-27, and "disinterested persons" as defined in SEC Rule 16b-3(c)(2)(i), whichever is the more stringent. The Committee shall have the sole authority, consistent with the Plan, to determine the provisions of the options to be granted, to interpret the Plan and the options granted under the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan, and generally to administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants. The Committee shall have the sole authority to name new optionees and to grant shares to any optionees, including increasing the number of shares available to any existing optionee, as the Committee in its sole discretion deems appropriate.

     Committee decisions and selections shall be made by a majority of the members present at a meeting at which a quorum is present, and shall be final. Any decision or selection reduced to writing and signed by the Chairman of the Committee on behalf of all of the members of the Committee reflecting its decision shall be as fully effective as if it had been made at a meeting duly held.

4. ELIGIBILITY

     Each option is granted in consideration of each optionee:

          (i) being or agreeing to become an employee, officer or director of the Company and/or its subsidiaries; or

          (ii) being or agreeing to become a non-employee director of the Company and/or its subsidiaries, excluding members of the Committee while serving on the Committee; and

          (iii) performing or agreeing to perform services, on a non-employee or independent contract basis, for or on behalf of the Company and/or its subsidiaries.

The persons who shall receive options under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the option or options granted to each such optionee selected.

5. TERMS AND CONDITIONS OF STOCK OPTIONS

     All options granted under this Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine:

          (a) Maximum Shares Per Optionee. The maximum number of options that may be granted to any one eligible optionee shall be limited to seven hundred fifty thousand (750,000). The maximum number shall include all options previously issued, outstanding, cancelled and reissued, exercised, or expired.

          (b) Option Price. The option price shall be the closing price at which the Common Stock of the Company traded on the date the option was granted. If the stock was not traded on the date the option was granted, then the option price shall be determined by using the closing price for the stock on the last trading date preceding the date the option was granted.

          (c) When Options Expire. No option shall be exercisable after the Expiration Date, except as provided in paragraph (h) below. The Expiration Date shall be the thirtieth (30th) day following the fifth (5th) anniversary of the date the option is granted.

          (d) When Options Become Exercisable. Each option shall be exercisable:
     (i) twenty percent (20%) after twelve months from the date of the granting of the option, and an additional twenty percent (20%) after each twelve
     (12) month period thereafter, except as otherwise provided in (h) below; or
     (ii) sooner, at the discretion of the Committee. Thus, each option, to the extent not previously exercised, would be one hundred percent (100%) exercisable on the fifth (5th) anniversary date of the granting of the option.

          (e) How Options are Exercised. Each option shall be exercised by giving written notice to the Company specifying the number of shares to be purchased and accompanied by payment as described in (e) below. No optionee shall have any rights to dividends or other rights of a stockholder with respect to shares subject to the option until written notice of exercise of the option has been given to the Company, and payment in full for such shares has been made.

          (f) Payment Upon Exercise of Options. Upon exercise of an option, the option price for the shares to be purchased shall be paid for, at the election of the optionee:

             (1) In cash;

             (2) By retendering to the Company a sufficient number of shares so optioned or other shares of Common Stock of the Company, to produce a fair market value (calculated at the closing price at which the Company's Common Stock traded on such date) equal to the total exercise price;

             (3) By a loan from the Company to the optionee for the amount of the total exercise price. The terms of the note or loan agreement shall be determined by the Committee, interest shall not exceed prime plus 1% at the time of the loan, and the principal and interest shall not be due thereunder until at least the end of the twelfth (12th) month after the date of the loan or one (1) month after termination of employment, whichever is earlier; or

             (4) By any combination of the above.

          (g) Retender or Withholding for Income Tax Liability. The optionee may also retender to the Company a number of the optioned shares sufficient to pay the optionee's income tax liability arising from the exercise of an option. The optionee may retender an amount of shares equal in value to the income tax withholding liability or the optionee's marginal income tax rate liability, if higher, resulting from the exercise, whichever the optionee chooses. If an optionee chooses not to retender shares for such tax liability and if the Company is subject to income tax withholding liability for such exercise, the Company may withhold an amount of shares equal in value to such liability or may otherwise require the optionee to pay or indemnify the Company for such liability as the Committee may determine.

          (h) Accelerated Exercisability Upon Certain Events.

             (1) Permanent Disability. If prior to the Expiration Date an optionee becomes permanently disabled, the options, to the extent not previously exercised, shall immediately become 100% exercisable. Such options may thereafter be exercised in full at any time within three hundred sixty-five (365) days after the date of such date of permanent disability.

             (2) Death. If prior to the Expiration Date an optionee shall die, the options, to the extent not previously exercised, shall immediately become 100% exercisable. Such options may thereafter be exercised in full by the legal representative of the estate or by the legatee of the optionee under a last will at any time within three hundred sixty-five
        (365) days after the date of the optionee's death.

             (3) Change of Control. In the event of a change of control of the Company, the options, to the extent not previously exercised, shall immediately become 100% exercisable. For purposes herein, change of control is defined as any person (or any person and affiliates of such person), other than Ronald L. Jensen, his spouse, his adult children, or any trust controlled by such persons, acquiring the beneficial ownership, directly or indirectly, of more than 25% of the Company's outstanding voting stock.

             (4) Retirement. If an optionee retires as an employee of the Company, having reached the age of at least sixty-five (65) and having been an employee of the Company for not less than ten (10) years, then the options, to the extent not previously exercised, shall immediately become 100% exercisable. Such options may thereafter be exercised in full within ninety (90) days of the date of the optionee's retirement date.

             (5) Termination for any Other Reason. If an optionee who is an employee, officer or director of the Company and/or its subsidiaries terminates employment for any reason other than death or permanent disability, or if a non-employee director of the Company and/or its subsidiaries ceases to be a director of such company for any reason other than death or permanent disability, or other non-employee optionee ceases to perform services for or on behalf of the Company for any reason other than death or permanent disability, the unexercised options may thereafter be exercised the earlier of ninety (90) days after the date of such termination or cessation, or the Expiration Date, but only to the extent they were exercisable at the time of such termination.

        However, in the event of termination of employment or cessation of association for any reason other than death or permanent disability, the Committee, in its sole and absolute discretion, may determine that options previously granted shall not expire and be forfeited for reason of such termination of employment or cessation of association, but shall continue to be exercisable as set forth in this paragraph 5. The Committee may take into account, on an individual basis as to each optionee, the nature of the services rendered by the optionee, the optionee's past, present or potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. Nothing in this paragraph shall be deemed to give any optionee an absolute right hereunder.

          (i) Options Not Transferable. The option by its terms shall be personal and shall not be transferable by the optionee other than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by the optionee, or by a duly appointed legal representative.

6. STOCK RESTRICTIONS

     The Company agrees that it shall register the shares for which options are granted hereunder with the Securities and Exchange Commission and shall take all other reasonable actions necessary to allow for the unrestricted transfer by the optionees of shares optioned hereunder, to the extent permitted under applicable law. Registration shall be within one year after exercise of the option.

7. LEAVE OF ABSENCE

     For the purpose of the Plan a leave of absence, duly authorized in writing by the Company and which leave of absence is recognized in writing by the Committee, shall not be deemed a termination of relationship with the Company.

8. RIGHTS OF OPTIONEES

     (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan.

     (b) Nothing contained in the Plan shall be deemed to give any optionee the right to a continuance of any relationship with the Company or its subsidiaries.

9. CHANGES IN CAPITAL

     If the outstanding Common Stock of the Company subject to the Plan shall at any time be changed or exchanged by a declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number and kind of shares subject to this Plan and the option prices shall be appropriately and equitably adjusted so as to maintain the option price thereof. In the event of a dissolution or liquidation of the Company or a merger, consolidation, sale of all or substantially all of its assets, or any other corporate reorganization in which the Company is not the surviving corporation, or any merger in which the Company is the surviving corporation but the holders of its Common Stock receive securities of another corporation, there shall be substituted for any outstanding options hereunder a new option of the surviving corporation, pursuant to which optionees shall receive not less than substantially the same economic benefit as they would have received under the Plan. The existence of the Plan or options hereunder shall not in any way prevent any transaction described herein, and no holder of an option shall have the right to prevent any such transaction.

10. USE OF PROCEEDS

     Proceeds from the sale of shares pursuant to the options granted under this Plan shall constitute general funds of the Company.

11. AMENDMENTS

     The Board of Directors of the Company, in its sole discretion, may discontinue the Plan at any time, but may amend or alter the Plan only upon the recommendation of and pursuant to the recommendation of the Committee. No amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an option theretofore granted, without the optionee's consent.

12. CONDITIONS SUBSEQUENT

     This Plan is subject to approval by the shareholders of the Company at the next Annual Meeting.

This Restatement of the Plan was adopted by the Board of Directors of the Company on the 16th day of March, 1999.

                                                 /s/ RICHARD T. MOCKLER
                                            ------------------------------------
                                                Richard T. Mockler, Chairman
                                                   Stock Option Committee

                                      UICI
                                      PROXY
                4001 MCEWEN DRIVE, SUITE 200, DALLAS, TEXAS 75244

                      VOTING INSTRUCTIONS TO ESOSP TRUSTEES

         The undersigned participant in the UICI Employee Stock Ownership and Savings Plan (the "ESOSP") hereby instructs the Trustees of the ESOSP to vote as directed herein all shares of common stock of UICI held of record on March 12, 1999 by the Trustees for the undersigned participant's account under the ESOSP. Such shares are to be voted in person or by proxy by the Trustees at the annual meeting of stockholders to be held on May 5, 1999 or any adjournment thereof. The substance of the proxy solicited on behalf of the Board of Directors is set forth below.

1.  ELECTION OF DIRECTORS

    [ ] FOR all nominees listed below (except as marked to the contrary below)

    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.) Ronald L. Jensen, Gregory T. Mutz, Richard J. Estell, Richard T. Mockler, Patrick J. McLaughlin, Stuart D. Bilton and George H. Lane

2. PROPOSAL TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP as the independent public accountants for the Company:

                  FOR [ ]            AGAINST [ ]           ABSTAIN [ ]

                            (Continued on other side)

                           (Continued from other side)


3. TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION of the Company to increase the authorized shares of Common Stock:

                  FOR [ ]            AGAINST [ ]           ABSTAIN [ ]

4.  TO APPROVE AN AMENDMENT TO THE UICI 1987 Amended and Restated Stock Option
    Plan:

                  FOR [ ]            AGAINST [ ]           ABSTAIN [ ]

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         This Proxy when properly executed will direct the Trustees of the Employee Stock Ownership and Savings Plan to vote in the manner directed herein. If no direction is made by an ESOSP participant, the shares so held by the ESOSP for such participant will be voted by the Trustees in the ratio of the results of the Instructions received by the Trustees.

         Please sign exactly as name appears on the label below.

                                       Dated                              , 1999
                                             -----------------------------


                                       -----------------------------------------
                                       (Signature)

                                              PLEASE MARK, SIGN, DATE AND RETURN
                                              PROXY CARD PROMPTLY.

                                      UICI
                                      PROXY
                4001 McEwen Drive, Suite 200, Dallas, Texas 75244
           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Connie Palacios and Robert B. Vlach as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of UICI held of record by the undersigned on March 12, 1999 at the annual meeting of stockholders to be held on May 5, 1999 or any adjournment thereof.

1.  ELECTION OF DIRECTORS

    [ ] FOR all nominees listed below (except as marked to the contrary below)

    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

        Ronald L. Jensen        Gregory T. Mutz            Richard J. Estell
        Richard T. Mockler      Patrick J. McLaughlin      Stuart D. Bilton
        George H. Lane

2. PROPOSAL TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP as the independent public accountants for the Company:

                  FOR [ ]            AGAINST [ ]           ABSTAIN [ ]

                            (Continued on other side)

                           (Continued from other side)


3. TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION of the Company to increase the authorized shares of Common Stock:

                  FOR [ ]            AGAINST [ ]           ABSTAIN [ ]

4.  TO APPROVE AN AMENDMENT TO THE UICI 1987 Amended and Restated Stock Option
    Plan:

                  FOR [ ]            AGAINST [ ]           ABSTAIN [ ]

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1, 2, 3 and 4. Please sign exactly as name appears on the label below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       Dated:                             , 1999
                                             -----------------------------


                                       -----------------------------------------
                                       (Signature)


                                       -----------------------------------------
                                       (Signature)

                                       PLEASE MARK, SIGN, DATE AND RETURN PROXY
                                       CARD PROMPTLY.